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                                                                    EXHIBIT 10.5

                       CCC INFORMATION SERVICES GROUP INC.
                           WORLD TRADE CENTER CHICAGO
                              444 MERCHANDISE MART
                             CHICAGO, ILLINOIS 60654


                                November 30, 2001

TO:      Capricorn Investors III, L.P. ("Capricorn")
         30 East Elm Street
         Greenwich, Connecticut 06830

Gentlemen:

         Reference is made to (a) the Purchase Agreement, dated as of November 29, 2001 (the "Purchase Agreement"), by and among CCC Information Services Group Inc. (the "Company"), White River Ventures, Inc. ("White River"), Capricorn Investors II, L.P. ("Capricorn II") and Capricorn, and the transactions contemplated therein, relating to the purchase by White River, Capricorn II and Capricorn of shares of the Company's common stock, par value $0.10 per share (the "Common Stock") pursuant to the Pro Rata Exercise and the Standby Commitment and (b) that certain Side Letter, dated February 23, 2001, between the Company and Capricorn (the "February Side Letter") relating to, among other things, (i) the sale by CCC Capital Trust (the "Trust") to Capricorn of 15,000 trust preferred securities of the Trust (liquidation amount of $1,000 per trust preferred security), representing undivided beneficial interests in the assets of the Trust (the "Trust Preferred Securities") and (ii) the sale by the Company to Capricorn of a warrant (the "Warrant") to purchase 1,200,000 shares of Common Stock. Terms used herein without definition shall have the meaning assigned to such terms in the Purchase Agreement or the February Side Letter, as applicable.

         In consideration of the Rights Offering and the transactions contemplated by the Purchase Agreement and the amendment of the Warrant in connection therewith, Capricorn hereby agrees as follows:

         1. Notwithstanding the other provisions of the February Side Letter, Capricorn hereby waives any rights it may have pursuant to paragraph 2 of the February Side Letter to pay the Subscription Price per share of Common Stock purchased pursuant to its Pro Rata Exercise and pursuant to its obligations under the Standby Commitment through the surrender or exchange of the Securities (as defined in the February Side Letter), and confirms that such Subscription Price shall be paid in the manner provided in the Purchase Agreement.

         2. The Company and Capricorn hereby agree that (i) the Rights Offering and the transactions contemplated by the Purchase Agreement shall constitute the alternative financing as contemplated in Paragraph 2 of the February Side Letter and (ii) the February Side Letter shall


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terminate in all respects, and any rights of Capricorn, or obligations of the
Company to Capricorn, thereunder shall be of no further force or effect, upon the Initial Closing Date.

         3. This letter agreement shall be effective, as against any party, after execution and delivery of a counterpart signature hereof by such party.

         4. This letter agreement shall not be assignable by the Company or Capricorn (other than to a successor-in-interest of such party) without the prior written consent of the other party hereto (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other that the parties hereto and their permitted successors and assigns. No terms of this letter agreement may be amended or waived except by an instrument in writing signed by the party against whom such amendment or waiver is sought to be enforced. This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its principles of conflicts of law.


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                                    Very truly yours,

                                    CCC INFORMATION SERVICES GROUP INC.


                                    By: /s/ Reid E. Simpson
                                        ----------------------------------------
                                    Name:    Reid E. Simpson
                                    Title:   Executive Vice President
                                             and Chief Financial Officer


Accepted and agreed:

CAPRICORN INVESTORS III, L.P.

By: CAPRICORN HOLDINGS III, LLC,
    its General Partner


By: /s/ Herbert S. Winokur, Jr.
        -------------------------------------
Name:   Herbert S. Winokur, Jr.
Title:  Manager